                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         Provident American Corporation
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        PROVIDENT AMERICAN CORPORATION
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 17, 1997
                          -------------------------

TO THE SHAREHOLDERS OF
PROVIDENT AMERICAN CORPORATION:

     The Annual Meeting of Shareholders of Provident American Corporation (the "Company") will be held at 9:00 A.M., prevailing time, on Tuesday, June 17, 1997, at The Jefferson House located at 2519 DeKalb Pike, Norristown, Pennsylvania 19404, for the following purposes:

       1. To elect nine (9) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected;

       2. To act upon the appointment of Coopers & Lybrand LLP as independent public accountants for the Company for its 1997 fiscal year;

       3. To approve the adoption of the Company's 1996 Employee Incentive Stock Option Plan;

       4. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's capital stock as follows: (i) Preferred Stock - from 5,000,000 to 20,000,000 shares; (ii) Common Stock - from 25,000,000 to 50,000,000; (iii) Class A Common Stock - from 2,500,000 to 20,000,000; and

       5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on May 9, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for its fiscal year ended December 31, 1996 is enclosed with this Proxy Statement.

     All shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please fill in, sign, and return the enclosed form of proxy in the envelope provided. The shareholders attending the meeting may vote in person even if they have returned a proxy.



                                        By Order of the Board of Directors,

                                        /s/ Michael F. Beausang, Jr.
                                        -------------------------------------
                                        MICHAEL F. BEAUSANG, JR.,
                                        Secretary

Date: May 23, 1997

           YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN
                        PLEASE MAIL YOUR PROXY PROMPTLY

                        PROVIDENT AMERICAN CORPORATION
                                PROXY STATEMENT
                               ----------------

     This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to shareholders on or about May 23, 1997, are furnished in connection with the solicitation by the Board of Directors of Provident American Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9:00 A.M., prevailing time, on June 17, 1997, and at any adjournment thereof at the Company's Executive Offices located at 2500 DeKalb Pike, Norristown, Pennsylvania 19404.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted in favor of the adoption of the proposals referred to in the Notice of Annual Meeting and for the nominees for director listed in Item 1 hereof. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of the Company.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees in person or by telephone or telegram. The Company, upon request therefor, will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy materials to beneficial owners.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

     The Company is not currently aware of any matters which will be brought before the Annual Meeting (other than procedural matters) which are not referred to in the enclosed Notice of the Annual Meeting.

     As of the close of business on May 9, 1997, the Company had outstanding 10,066,664 shares of Common Stock, $.10 par value, and 580,250 shares of Series A Cumulative Convertible Preferred Stock, $1.00 par value, ("Series A Preferred"), which will vote on an as-converted basis with four votes per share. A majority of the outstanding shares of Common Stock and Series A Preferred, together as a class will constitute a quorum at the Annual Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter shall be the act of the shareholders. Under the Pennsylvania Business Corporation Law, an abstention, notwithstanding the authority to vote or broker non-vote will not have the same legal affect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     Only holders of Common and Series A Preferred Stock of record at the close of business on May 9, 1997 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock (which is convertible into shares of Class A Common Stock) is entitled to four votes on all matters to come before the Annual Meeting.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS Common Stock and Series A Preferred Stock

     The following table sets forth, as of May 9, 1997, information with respect to the beneficial ownership of the Company's Common Stock and Series A Preferred Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, each of the executive officers of the Company named in the "EXECUTIVE COMPENSATION" table of this Proxy Statement, and (iii) the directors, nominees for directors, and executive officers of the Company as a group.

             STOCK OWNERSHIP OF DIRECTORS, NOMINEES, AND OFFICERS
                                  MAY 9, 1997

                                                     Common Stock                      Series A Preferred
                                         ------------------------------------   --------------------------------
                                            No. of Shares         Percent         No. of Shares       Percent
Name of                                     Beneficially             of           Beneficially          of
Beneficial Owner                              Owned(1)            Class(2)           Owned            Class(2)
--------------------------------------   ----------------------   -----------   -------------------   ----------
Alvin H. Clemens    ..................          3,827,869(3)            32.6%          1,100,000(4)       97.3%
Richard E. Field .....................            707,500(5)             7.0%
Michael F. Beausang, Jr.  ............             37,608(6)(7)           .4%             16,500           2.8%
James O. Bowles  .....................             75,000(8)              .7%
Valerie C. Clemens  ..................            228,333(7)             2.3%
Harold M. Davis  .....................            118,333(7)             1.2%
William C. Fay III  ..................             59,000(9)              .6%
John T. Gillin   .....................             23,333(7)              .2%
Henry G. Hager   .....................             18,333(7)              .2%
Frederick S. Hammer ..................              8,333(7)              .1%
George W. Karr, Jr. ..................             18,333(7)              .2%
P. Glenn Moyer   .....................             12,333(7)              .1%
Anthony R. Verdi .....................             65,261(10)             .6%              5,500           1.0%
All directors and officers as a group
 (13 persons for common stock
 and 3 persons for preferred
 stock)    ...........................          3,992,069(11)           38.0%          1,122,000(4)       99.3%

------------
 (1) Information furnished by directors and officers.

 (2) Calculated as a percentage of outstanding shares plus each individual's (or all Directors and Officers as a group) options to purchase Common Stock.

 (3) Includes options granted to Mr. Clemens to purchase an additional 549,656 shares of the Company's Common Stock at a price of $.91 per share granted pursuant to the Amended and Restated Stock Option Agreement dated as of February 27, 1989, includes 550,000 shares of Series A Cumulative Convertible Preferred Stock purchased by Mr. Clemens as of March 31, 1993 and also includes 550,000 options at $3.64 per share to purchase Series A Cumulative Convertible Preferred Stock granted to Mr. Clemens pursuant to the Amended and Restated Option to Purchase Preferred Shares dated as of December 11, 1996. Includes an option to purchase 8,333 shares of the Company's Common Stock at $8.75 per share. Mr. Clemens disclaims beneficial ownership of 616,000 shares of the Company's Common Stock given by him to The Mark Twain Trust in 1991 and 703,720 options to purchase additional shares of the Company's Common Stock owned by a partnership in which Mr. Clemens is a partner. Excludes shares of Series A Cumulative Convertible Preferred Stock which may be issued under the Agreement to Grant Options dated as of March 10, 1997. See "Employment Contracts and Change-in-Control Arrangements." The Series A Cumulative Convertible Preferred Stock is voted on an "as converted" basis, and is convertible on a share-for-share basis into either Class A Common Stock (having four votes per share in connection with matters submitted to shareholders for a vote) or into Common Stock.

 (4) Includes options granted to Mr. Clemens to purchase 550,000 shares of Series A Cumulative Convertible Preferred Stock at $3.64 per share. This does not include shares of Series A Cumulative Convertible Preferred Stock which may be issued under the Agreement to Grant Options dated as of March 10, 1997. See "Employment Contracts and Change-in-Control Arrangements."

 (5) Includes stock purchase warrant to purchase 100,000 shares of the Company's Common Stock.

 (6) Includes 16,500 shares of Series A Cumulative Convertible Preferred Stock. Includes shares owned beneficially by Mr. Beausang through Butera, Beausang, Cohen & Brennan Employees' Pension Plan. Mr. Beausang disclaims beneficial ownership of all shares owned directly or beneficially by his wife, Deborah D. Beausang.

 (7) Includes an option to purchase 8,333 shares of the Company's Common Stock.

 (8) Mr. Bowles includes options to purchase 75,000 shares of the Company's Common Stock.

 (9) Includes options to purchase 59,000 shares of the Company's Common Stock.

(10) Includes 5,500 shares of Series A Cumulative Convertible Preferred Stock. Includes an option to purchase 32,000 shares of the Company's Common Stock.


(11) Includes stock and options of all officers and directors to purchase an aggregate of 166,000 shares and 66,664 shares, respectively, and options granted to Mr. Clemens to (1) purchase an additional 549,656 shares of the Company's Common Stock at a price of $.91 per share granted pursuant to the Amended and Restated Stock Option agreement dated as of February 27, 1989 and (2) purchase an additional 8,333 shares of the Company's Common Stock at $8.75 per share; includes 572,000 shares of Series A Cumulative Convertible Preferred Stock and also includes 550,000 options at $3.64 per share to purchase Series A Cumulative Convertible Preferred Stock granted to Mr. Clemens pursuant to the Amended and Restated Stock Option Agreement dated as of December 11, 1996.

                                    ITEM 1
                             ELECTION OF DIRECTORS

     The Board of Directors by resolution has set the number of persons to be elected to the Board of Directors at the Annual Meeting at nine, and has designated the persons listed below to be nominees for election as directors. All of the nominees are currently members of the Board. The Board of Directors knows of no reason why any of the nominees will be disqualified or unable to serve if elected. However, if any nominee should become unavailable for any reason, proxies may be voted for another person nominated by the present Board of Directors to fill the vacancy or the size of the Board may be reduced accordingly. Directors of the Company hold office for a term of one year and until their successors are duly elected.

     The names of the nominees for directors, together with certain information regarding them, are as follows:

                                                                           Principal Occupation for
                                       Served as        Year                 Past Five Years and
                                       Director       Term Will             Position(s) Held with
          Name                Age       Since          Expire            the Company or Subsidiaries
--------------------------   ------   ------------   ------------   ----------------------------------------
Michael F. Beausang, Jr.      61       1989           1998           Director; Secretary and General Coun-
                                                                     sel of the Company and Provident
                                                                     Indemnity Life Insurance Company
                                                                     ("PILIC") since October 1989; Direc-
                                                                     tor and Secretary of Provident Ameri-
                                                                     can Life & Health Insurance Company
                                                                     ("PALHIC") since April 1996; Direc-
                                                                     tor and Secretary of Maine National
                                                                     Life Insurance Company ("Maine
                                                                     National") 1984-1995; Partner in the
                                                                     law firm of Butera, Beausang, Cohen
                                                                     & Brennan since 1970; Director, Jef-
                                                                     ferson Bank.
Alvin H. Clemens              59       1989           1998           Director; Chairman of the Board and
                                                                     Chief Executive Officer of the Com-
                                                                     pany and subsidiary companies since
                                                                     October 1989 and President of the
                                                                     Company and PILIC 1993-1996;
                                                                     Director of PALHIC since April 1996;
                                                                     President of Maine National 1989-
                                                                     1995.
Valerie C. Clemens(1)         41       1989           1998           Director; Founder/Owner of Valerie's
                                                                     Limited Showcase of Fashion 1984-
                                                                     1990; Executive Director of Miss
                                                                     America's Maine Scholarship Pageant
                                                                     1985-1987.

                                                                      Principal Occupation for
                                  Served as        Year                  Past Five Years and
                                  Director       Term Will              Position(s) Held with
       Name              Age       Since          Expire             the Company or Subsidiaries
---------------------   ------   ------------   ------------   -----------------------------------------
Harold M. Davis          61       1989           1997           Director; Chairman of the Board of
                                                                Realen Homes, Inc. since 1968.
John T. Gillin           57       1984           1997           Director; Self-employed since 1992;
                                                                Managing Director, Hopper Soliday
                                                                Corporation 1987-1992.
Henry G. Hager           63       1996           1997           Director; Partner in the law firm of
                                                                Stradley, Ronon, Stevens and Young
                                                                since 1994; President and Chief
                                                                Executive Officer of The Insurance
                                                                Federation of Pennsylvania since 1985.
Frederick S. Hammer      60       1996           1997           Director, Partner of Inter-Atlantic
                                                                Securities Corp. since 1994; Chairman
                                                                of the Board of Directors, National
                                                                Media Corp. since March 1996 and
                                                                member of the Board since 1994;
                                                                President of Mutual of America Capi-
                                                                tal Management Corp. 1992-1994,
                                                                Director; Ikon Office Solution since
                                                                1987.
George W. Karr, Jr.      59       1996           1997           Director; Chief Executive Officer of
                                                                Karr Barth Associates, Inc. since 1984.
P. Glenn Moyer           61       1989           1997           Director; Director, Maine National
                                                                1985-1995; Private Practice Attorney
                                                                since 1992; Partner in the law firm of
                                                                Butera, Beausang, Moyer & Cohen
                                                                from 1968 through 1992.


------------
(1) Valerie C. Clemens is the wife of Alvin H. Clemens.

     During 1996, the Company's Board of Directors held three (3) meetings.

     Messrs. Alvin H. Clemens, James O. Bowles, William B. Fay, III, and Anthony
R. Verdi are the executive officers of the Company.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors, pursuant to its powers, has designated several committees of the Board, the functions and membership of which are described below. The Board of Directors held three meetings in 1996.

     The Executive/Compensation/Nominating Committee, on which Messrs. Clemens, Davis, Gillin, and Karr currently serve, is appointed to act when a meeting of the full Board of Directors is not feasible, administers the Company's compensation matters, and also nominates directors and determines replacements for directors when membership on the Board of Directors ends prior to the expiration of a term. The Executive/Compensation/Nominating Committee held three meetings during 1996.

     The Audit Committee, comprised of Messrs. Gillin, Moyer, and Mrs. Clemens (Mr. Beausang is an alternate), is appointed to recommend the selection of the Company's auditors, review the scope and results of audits, review the adequacy of the Company's accounting, financial and operating system, and supervise special investigations. The Audit Committee held no meetings in 1996.

     The Option Administration Committee, first established by the Board of Directors on July 16, 1996, consists of James O. Bowles, Alvin H. Clemens, Harold M. Davis, P. Glenn Moyer, and Anthony R. Verdi. Any options to be granted to Messrs. Bowles, Clemens, or Verdi are subject to the approval of only Messrs. Davis and Moyer, who are outside directors of the Company and as such are disinterested persons.

     In 1996, no director attended less than 75% of the aggregate of all meetings of the Board of Directors and all meetings held by committees of the Board on which such director served.

                             DIRECTOR COMPENSATION

     Directors of the Company who are employees were not compensated for their attendance at meetings; Directors who are not employees of the Company are paid a fee of $1,000 for attendance at each meeting of the Board of Directors of the Company, with no fee being paid for attendance at meetings of any of the Company's subsidiaries, and $500 for attendance at each meeting of any committee of the Board of Directors of the Company.

     On July 16, 1996 the Board of Directors revised the compensation for the Company's directors. These changes took effect as of October 1, 1996. Effective October 1, 1996 the Company discontinued the payment of a quarterly retainer of $1,500 to each non-employee Director, and in lieu thereof, adopted an equity-based compensation program. In order to implement the new director compensation program, Messrs. Clemens, Beausang, Davis, Gillin, Hager, Hammer, Karr, Moyer and Mrs. Clemens each were granted options to purchase 25,000 shares of the Company's Common Stock. The exercise prices for these options were equal to the fair market value of the Company's Common Stock on the date of grant, the options vest in installments of one-third per year commencing as of the date of grant, except that upon the death of a Director or the failure of the Company to nominate a Director for re-election, all remaining options immediately vest and become immediately exercisable. Unvested options shall be forfeited if Board service is otherwise terminated prior to two (2) years from the date of grant of the option.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires officers, Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

     Based solely on its review of the reports received or written representations that no other reports were required, the Company believes that, for the fiscal year ended December 31, 1996, all filings required pursuant to
Section 16(a) of the 1934 Act applicable to its officers, Directors and greater than ten percent beneficial owners of the Company's Common Stock were made.

           REPORT OF THE EXECUTIVE/COMPENSATION/NOMINATING COMMITTEE

     The compensation of the Company's executive officers is generally determined by the Executive/Compensation/Nominating Committee (the "Executive Committee") of the Board of Directors. The following report with respect to certain compensation paid or awarded to the Company's executive officers during 1996 is furnished by the directors who comprise the Executive Committee:

General Policies

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward, and retain the management talent required to achieve aggressive corporate objectives in a highly competitive industry, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, coupled with a cash incentive bonus which is based upon the Company's business, primarily in the achievement of pre-determined financial goals. In general, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by objective standards over one or more years.

Relationship of Compensation to Performance

     As a person's level of responsibility in the Company increases, a greater portion of potential total compensation opportunity is shifted to performance incentives. The total of salary and bonus is intended to provide cash compensation which is competitive in a mid-range when performance meets goals.

     The overall salary range structure is maintained at a mid-range competitive level to attract and retain the highest caliber of employees. Individual salary rates are based on the salary range for the position as well as the length of service, quality of performance in that position, and other key factors.

     The performance-based incentive initially requires that earnings generate sufficient funds to establish a bonus pool. Target bonus opportunities are established for each position level. The level of each employee's bonus is based on achievement for that year of corporate objectives which the Company believes correlate to shareholder value and support the strategic goals of the Company.

Employment Contracts and Change-in-Control Arrangements

     Effective February 19, 1997, the Company and Mr. Clemens entered into a new Employment Contract which replaces Mr. Clemens's prior Employment Contract dated as of January 1, 1993. Pursuant to the Employment Contract, Mr. Clemens is employed as Chief Executive Officer of the Company for a five-year term which is automatically extended so that on any day during which the agreement is in effect, it shall have a then-current five year term. Mr. Clemens is paid a base salary of $394,308, plus an annual cost of living increase, and such additional incentive or bonus compensation as shall be deemed appropriate from time to time by the Board of Directors of the Company. No bonus was paid to Mr. Clemens in 1996. The Employment Contract further provides for the provision of group life, health, disability, major medical, and other insurance coverages for Mr. Clemens and his family, and upon termination, provides termination benefits which include the provision of health insurance for Mr. Clemens and his spouse for life, a salary benefit of five times base salary in the event of Mr. Clemens's death, disability, or termination without cause. The Employment Contract further provides certain restrictions on Mr. Clemens's competition and disclosure of confidential information.

     In addition, pursuant to an Agreement to Grant Options dated as of March 10, 1997 (the "Option Contract"), the Company agreed to grant Mr. Clemens an option to successively purchase up to 3,300,000 shares of the Company's Series A Cumulative Convertible Preferred Stock ("Series A Preferred"), which option or options will be granted upon any exercise by Mr. Clemens's of any previously granted option to purchase Series A Preferred, and each subsequently granted option to purchase shares of Series A Preferred from time to time. The rights set forth in the Option Contract are limited as follows: (1) the number of shares of Series A Preferred issuable upon each exercise of the Option Contract shall be limited by the number of shares of Series A Preferred which shall, as of the date of any such exercise, be authorized and unissued; (2) the number of shares of Series A Preferred issuable upon the exercise of all of the Options granted to Mr. Clemens under the Option Contract and under a previously granted option to purchase 550,000 shares of Series A Preferred shall not in the aggregate exceed 3,850,000 shares of Series A Preferred; and (3) except upon the occurrence of a "change in control" (as defined herein), Mr. Clemens shall not be permitted to exercise an option granted under the Option Contract (i) to purchase more than 550,000 shares of Series A Preferred in any six-month period, or (ii) the effect of which would be to permit Mr. Clemens to vote more than 55% of the number of shares of the Company's Common Stock owned by Mr. Clemens at such time. Upon the occurrence of a "change of control" of the Company, Mr. Clemens shall have the right to immediately exercise all options to purchase shares of Series A Preferred, and the Company will make a loan to him in an amount equal to the aggregate exercise price of all options to purchase shares of Series A Preferred which Mr. Clemens may then be entitled to exercise, plus an amount equal to all federal and state income taxes incurred by Mr. Clemens in connection with the exercise (the "Loan"). The Loan shall be unsecured, and shall bear interest at the then applicable federal short-term rate, but not less than six (6%) percent per annum, with interest and principal due and payable in full five (5) years from the date of the Loan. For this purpose, a "change of control" shall mean the acquisition by any individual, entity or group (within the meaning of the Securities Exchange Act of 1934, as amended), of beneficial ownership of 25% or more of either the then outstanding shares of the Common Stock of the Company, or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

     Mr. Bowles is employed as President of the Company pursuant to an Amended and Restated Employment Contract dated as of November 7, 1996 for a three-year term commencing as of October 1, 1996, which provides for a base salary of $195,000, with an annual cost of living increase, and such additional incentive or bonus compensation and certain insurance and other fringe benefits as shall be deemed appropriate from time to time by the Executive Committee or the Board of Directors of the Company. The Employment Contract further pro-vides certain restrictions on Mr. Bowles's competition and disclosure of confidential information. In addition, Mr. Bowles was granted an option to purchase 50,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant, which option is exercisable in its entirety as of the date of grant.

Executive Committee Interlocks and Insider Participation

     Mr. Clemens, the Company's Chairman of the Board and Chief Executive Officer, is a member of the Executive/Compensation/Nominating Committee; however, Mr. Clemens does not vote upon any matters relating to his compensation, fringe benefits, or with respect to the granting of any stock options to him.

Certain Relationships and Related Transactions

     The Company made a loan to Alvin H. Clemens, Chairman and Chief Executive Officer of the Company in the original principal amount of $300,000, collateralized by 100,000 shares of the Company's Common Stock owned by Mr. Clemens and evidenced by a Promissory Note dated April 8, 1996, which was repayable together with interest at the rate of 5.33% per annum on or before April 8, 1999. The loan was amended effective April 8, 1997 to increase the principal balance from $300,000 to $600,000, to change the interest rate from 5.33% to 5.75%, to change the repayment terms so that the loan shall be repayable interest only for two years, with the entire principal balance, together with all accrued interest, due and payable on April 8, 1999, and to increase the collateral from 100,000 shares of the Company's Common Stock to 120,000 shares. As of May 9, 1997, the principal balance due under the Note was $600,000 plus accrued interest.

     The Company made a loan to John T. Gillin, a Director of the Company in the original principal amount of $140,900, collateralized by 20,000 shares of the Company's Common Stock owned by Mr. Gillin and evidenced by a Promissory Note dated April 2, 1996, as amended by an Amendment to Promissory Note dated June 20, 1996, and a Second Amendment to Promissory Note dated February 1, 1997. The loan was amended effective as of April 30, 1997 for the purpose of extending the repayment terms of the Gillin Note and increasing the collateral to include a pledge of Mr. Gillin's option to purchase 25,000 shares of the Company's Common Stock dated July 16, 1996. As of May 9, 1997, the principal balance due under the Note was $140,900 plus accrued interest.

     Richard E. Field, former Chief Executive Officer of Richard E. Field & Associates, Inc., d/b/a REF & Associates, Inc. ("REF") provides the Company's insurance subsidiaries with exclusive marketing, sales, and product design services as part of a 36 month Marketing and Consulting Agreement effected as of January 1, 1996 ("Consulting Agreement"). The Company paid Mr. Field $300,000 in 1996 in connection with the Consulting Agreement. Upon the execution of the Consulting Agreement, the Company issued a warrant to Mr. Field to purchase 100,000 shares of the Company's Common Stock at the market price per share as of each of January 1, 1996, January 1, 1997, and January 1, 1998, provided PILIC has realized annualized premium of at least $35 million, $45 million, and $50 million, respectively, for each of these calendar years. The annualized premium threshold for the year ended December 31, 1996 was achieved, and accordingly, Mr. Field is entitled to exercise 100,000 warrants for 1996.

     In an unrelated transaction, on June 18, 1996, the Company acquired REF. In this transaction Mr. Field was issued 457,500 shares of the Company's Common Stock.

     The Company's Secretary and General Counsel, Michael F. Beausang, Jr., is also a member of the Board of Directors and a partner/shareholder in the law firm of Butera, Beausang, Cohen & Brennan ("BBC&B"). The Company paid legal fees of approximately $258,600 in 1996 to BBC&B.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation for services in all capacities paid by the Company and its subsidiaries for the past three years, to or on behalf of (i) the Chairman of the Board, President and Chief Executive Officer of the Company at December 31, 1996, and (ii) each of the Other most highly compensated executive officers of the Company serving at December 31, 1996:

                          SUMMARY COMPENSATION TABLE

                            Annual Compensation
          (a)               (b)       (c)         (d)            (e)
        Name and                                             Other Annual
       Principal                     Salary      Bonus       Compensation
      Position(1)           Year      ($)         ($)            ($)
 Alvin H. Clemens,          1996      386,662
 Chairman of the Board      1995      381,814
 and CEO                    1994      356,494
 James O. Bowles(3)         1996      130,000
 President & Chief          1995
 Operating Officer          1994
 William C. Fay III         1996      111,958     173,570
 Sr. Vice President         1995      120,802      89,108
 Sales                      1994      120,191
 Anthony R. Verdi,          1996      128,072
 Treasurer and CFO          1995      126,000
                            1994      127,549
 John A. Muller, III(4)     1996      131,183
 COO                        1995      125,385
                            1994      113,508



                                     Long-Term Compensation
                                      Awards               Payouts
          (a)                  (f)            (g)            (h)             (i)
                                                          Long Term
                            Restricted    Securities      Incentive
        Name and              Stock       Underlying        Plan          All Other
       Principal             Award(s)       Options        Payouts     Compensation(2)
      Position(1)              ($)            (#)            ($)             ($)
 Alvin H. Clemens,
                                                75,000
                                                                               15,748
 Chairman of the Board
                                                                               15,225
 and CEO
                                                                               26,036
 James O. Bowles(3)
                                               125,000
 President & Chief
 Operating Officer
 William C. Fay III
                                               160,000
                                                                                3,080
 Sr. Vice President
                                                                                3,042
 Sales
                                                                                1,609
 Anthony R. Verdi,
                                                75,000
                                                                               10,406
 Treasurer and CFO
                                                                                9,415
                                                                               10,015
 John A. Muller, III(4)
                                                50,000
                                                                                1,625
 COO
                                                                                1,568
                                                10,000
                                                                                1,407

(1) Includes Chairman of the Board, President and Chief Executive Officer and the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.

(2) Includes for 1996 and 1995, respectively, (a) Company contributions to savings plan (Mr. Clemens $3,750 and $4,620; Mr. Fay $3,080 and 3,042 Mr. Verdi $3,150 and $2,558; and Mr. Muller $1,625 and $1,568), and (b)
    automobile expense allowances (Mr. Clemens $11,998 and $10,605; and Mr. Verdi $7,256 and $6,857).

(3) Mr. Bowles joined the Company on May 1, 1996 as a result of the NIA acquisition.

(4) Mr. Muller began his employment with the Company on November 23, 1992 and voluntarily terminated on March 7, 1997.

Stock Options

     The following table sets forth certain information with respect to stock options granted to persons named in the Summary Compensation Table during the year ended December 31, 1996:

                        Provident American Corporation
                            Options Grants in 1996

                               Number of     % of total
                               Securities      Options      Exercise
                                Options      Granted to       Price
           Name                 granted       Employees       $/Shr
----------------------------  -------------  -------------  -----------
            (a)                   (b)            (c)           (d)
----------------------------  -------------  -------------  -----------
Alvin H. Clemens (1)             50,000              6%         $11.00
Chairman of the Board, CEO
Alvin H. Clemens (1)             25,000              3%         $ 8.75
Chairman of the Board, CEO
James O. Bowles                  50,000              6%         $10.00
President & COO
James O. Bowles                  25,000              3%         $ 6.00
President & COO
James O. Bowles                  50,000              6%         $11.00
President & COO
William C. Fay III               85,000             10%         $ 6.00
Sr. Vice President, Sales
William C. Fay III               50,000              6%         $10.00
Sr. Vice President, Sales
Anthony R. Verdi                 50,000              6%         $10.00
Treasurer and CFO
Anthony R. Verdi                 25,000              3%         $ 6.00
Treasurer and CFO
John A. Muller, III(1)           50,000              6%         $10.00
COO



                                             Potential Realizable Value
                                             at Assumed Annual Rates
                                             of Stock Appreciation for
                              Expiration           Option Term          alternative to
           Name                  date           5%           10%           f&g (2)
----------------------------  -------------  -----------  -----------  ------------------
            (a)                   (e)           (f)          (g)             (h)
----------------------------  -------------  -----------  -----------  ------------------
Alvin H. Clemens (1)               8/12/02    $ 187,053    $ 424,359       $   165,000 (a)
Chairman of the Board, CEO
Alvin H. Clemens (1)               7/16/06    $  45,398    $ 115,048       $   116,000 (d)
Chairman of the Board, CEO
James O. Bowles                    8/12/02    $ 170,048    $ 385,781       $   165,000 (a)
President & COO
James O. Bowles                    5/17/01    $  51,014    $ 115,734       $    45,000 (b)
President & COO
James O. Bowles                    11/7/96    $ 187,053    $ 424,359       $   165,000 (a)
President & COO
William C. Fay III                 5/17/01    $ 173,449    $ 393,496       $   303,450 (c)
Sr. Vice President, Sales
William C. Fay III                 8/12/02    $ 170,048    $ 358,781       $   297,000 (c)
Sr. Vice President, Sales
Anthony R. Verdi                   8/12/02    $ 170,048    $ 385,781       $   297,000 (c)
Treasurer and CFO
Anthony R. Verdi                   5/17/01    $  51,014    $ 115,734       $    89,250 (c)
Treasurer and CFO
John A. Muller, III(1)             8/12/02    $       0    $       0       $         0 (3)
COO


(1) Excludes any options which could be granted to Mr. Clemens under the Option Contract described in Executive Compensation under caption "Employment and Other Agreements".

(2) Based on the Black-Scholes option pricing model assuming; 0% dividend yield, no adjustments for forfeitures and the following expected stock volatility, length of time for exercise and risk free interest rate; (a) 71.8%, one year and 5.55%, (b) 75%, one year and 5.5% (c) 73.9%, four years and 6.32% (d)
    74.8%, 3 years and 6.21%, respectively.

(3) Mr. Muller forfeited all options granted to him in 1996 due to his voluntary termination of employment on March 7, 1997.

     The following table sets forth certain information as to each exercise of stock options during the year ended December 31, 1996 by the persons named in the Summary Compensation Table and the fiscal year end value of unexercised options:

                        Provident American Corporation
            Aggregate Option Exercises in 1996 and Year End Values

                                                                  Number of
                                Shares                           Underlying            Value of
                               Acquired                          Unexercised      Unexercised In-the-
                              On exercise         Value            Options          Money Options
          Name                    (#)          Realized ($)      at 12/31/96       at 12/31/96 ($)
---------------------------   --------------   ---------------   --------------   ---------------------
           (a)                    (b)              (c)               (d)                 (e)
---------------------------   --------------   ---------------   --------------   ---------------------
Alvin H. Clemens
Chairman of the Board, CEO
 exercisable                             0          $      0            8,333             $  43,748
 unexercisable                                                         66,667             $ 237,502
James O. Bowles
President & COO
 exercisable                             0          $      0           60,000             $ 230,000
 unexercisable                                                         65,000             $ 270,000
William C. Fay III
Sr. Vice President, Sales
 exercisable                                                           42,000             $ 407,875
 unexercisable                           0          $      0          118,000             $ 744,000
Anthony R. Verdi
Treasurer and CFO
 exercisable                        11,000          $135,135           27,000             $ 279,250
 unexercisable                                                         97,000             $ 270,000
John A. Muller, III (2)
COO
 exercisable                                                           26,500             $ 334,497
 unexercisable                           0          $      0           48,500             $ 148,628


(1) Excludes non compensatory stock option to purchase 1,253,376 shares of common stock at $0.91 issued to Mr. Clemens in 1989 of which Mr. Clemens disclaims beneficial ownership of 703,720 shares owned by a partnership of which Mr. Clemens is a partner, excludes option to purchase 550,000 shares of Series A Cumulative Preferred Stock at $3.64 issued on April 1, 1993 in connection with the purchase by Mr. Clemens of other shares of Preferred Stock at such time, and also excludes any options which could be granted to Mr. Clemens under the Option Contract dated March 10, 1997 described in Item 11 "Employment and Other Agreements".

(2) Ceased employment on March 7, 1997.

Performance Graph

     The following graph compares the yearly percentage change in cumulative total return (change in the year-end stock price plus reinvested dividends) to the Company's shareholders against the cumulative total return of the NASDAQ Market Index and the Peer Group Index (Media General Financial Services, Inc., Industry Group 261 - Life, Accident and Health) for the five years beginning January 1, 1991:

                     Compare 5-Year Cumulative Total Return
                      Among Provident American Corporation
                    NASDAQ Market Index and Peer Group Index

300 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                       * |
250 |-----------------------------------------------------------------------#-|
    |                                                                         |
    |                                                                         |
200 |-----------------------------------------------------------------------&-|
    |                                                          #              |
    |                                                          &              |
150 |-----------------------------#-------------------------------------------|
    |                                            #             *              |
    |              #              &              &                            |
100 |*#&-----------&----------------------------------------------------------|
    |              *                                                          |
    |                             *                                           |
 50 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                            *                            |
  0 |--------------|--------------|--------------|-------------|--------------|
   1991           1992           1993           1994          1995          1996


                                1991     1992      1993    1994    1995    1996
-------------------------------------------------------------------------------
* = Provident American Corp.    100       75       59.59   38.96  135.22  256.69
# = Peer Group                  100      128.03   147.18  135.02  193.1   247.49
& = NASDAQ Market Index         100      100.98   121.13  127.17  164.96  204.98

                    Assumes $100 Invested on January 1, 1991
                          Assumes Dividend Reinvested
                      For the Year Ended December 31, 1996

                                    ITEM 2
                  APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The following resolution concerning the appointment of independent auditors will be offered at the meeting:

          "RESOLVED, That the appointment by the Board of Directors of the Company of Coopers & Lybrand LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 1997 is hereby ratified and approved."

     Coopers & Lybrand LLP has been auditing the accounts of the Company and its subsidiaries since December 1989. In recommending the approval by the shareholders of the appointment of that firm, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's professional competence and standing. A representative of Coopers & Lybrand LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

                                    ITEM 3
                   RATIFICATION OF ADOPTION OF THE COMPANY'S
                   1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN

     The Board of Directors has adopted, and the shareholders are being requested to approve the Company's 1996 Employee Incentive Stock Option Plan (the "1996 ISO Plan"). The purpose of the 1996 ISO Plan is to afford an incentive to key employees of the Company and its affiliates and subsidiaries to acquire a proprietary interest in the Company and to enable the Company to attract and retain such key employees.

Incentive Stock Option Plan

     The 1996 ISO Plan permits the granting of options to purchase Common Stock of the Company, including options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") to key managerial employees of the Company and its affiliates and subsidiaries. The options issued under the 1996 ISO Plan are exercisable for up to five years at a price not less than the fair market value of the shares on the date of grant. All options granted under the 1996 ISO Plan have been granted at 100% of the fair market value of the shares on the date of grant. The 1996 ISO Plan is administered by the Company's Option Administration Committee and the Board of Directors. The Option Administration Committee is authorized to select optionees and determine the number of shares for which options are granted to each optionee, the exercise price of the options and the other terms and conditions of the options.

     The total number of shares of the Company's Common Stock that currently are subject to the options granted under the 1996 ISO Plan may not exceed 950,000 shares in the aggregate.

     The 1996 ISO Plan became effective as of January 1, 1996. The full text of the 1996 ISO Plan is attached hereto as Exhibit "A".

     The Board of Directors recommends a vote FOR the approval of the 1996 Employee Incentive Stock Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock and the Series A Preferred Stock voting on an as-converted basis is necessary to adopt the proposed amendment.

                                    ITEM 4
              APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION

Proposed Amendment

     The Board of Directors has unanimously approved and recommended the adoption by the shareholders of the following amendment to the Company's Articles of Incorporation (the "Amendment"):

        RESOLVED, That Paragraph (a) of Article 5 of the Company's Articles of Incorporation is hereby amended to read in its entirety as follows:
          "5.(a) The aggregate number of shares which the Corporation shall have authority to issue is: 50,000,000 shares of common stock, par value $0.10 per share (the "Common Stock"); 20,000,000 shares of Class A Common Voting Stock, par value $0.10 per share (the "Class A Stock"), and 20,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock")."

     As of May 9, 1997 (i) of the 25,000,000 shares of Common Stock now authorized to be issued under the Articles of Incorporation, 10,066,664 were issued and outstanding and approximately 7,000,000 were reserved for issuance under the Company's stock option plans and other contracts, (ii) of the 5,000,000 shares of Preferred Stock now authorized to be issued under the Articles of Incorporation, 4,500,000 Shares are designated as Series A Cumulative Convertible Preferred Stock ("Series A Preferred"), of which 580,250 shares are issued and outstanding, and an additional 3,850,000 shares have been reserved for the exercise of outstanding options to purchase Series A Preferred, and (iii) of the 2,500,000 shares of Class A Common Stock (having four votes per share) authorized to be issued under the Articles of Incorporation, none of which shares are issued and outstanding, but all of which are reserved in connection with the optional conversion of the Series A Preferred into Class A Common.

Purposes and Effects of Amendment

     The Board believes that the proposed increase in authorized shares is desirable because it will provide the Company with more flexibility to issue shares of its capital stock as the need may arise without the expense and delay of a special meeting of shareholders, unless shareholder action is required by applicable law or under the rules of the NASDAQ Stock Market or any exchange on which the Company's Common Stock may then be listed. Such shares could be issued by the Board of Directors for proper corporate purposes, including in connection with possible future stock dividends or stock splits, equity financings, strategic investments or acquisitions, and grants of additional options or other equity incentives to the Company's employees and other persons. Except for issuances under the existing stock plans and the Option Contract, the Board of Directors has no present plans or commitments with respect to the issuance of the proposed additional authorized shares of capital stock.

     Each additional share of capital stock authorized by the proposed Amendment will have the same rights and privileges as each share of capital stock currently authorized of the same class. Shareholders will have no statutory preemptive rights to receive or purchase any of the capital stock authorized by the proposed Amendment. The increase in authorized capital stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders.

     The increase in the authorized shares of capital stock could have an anti-takeover effect. Shares of authorized and unissued capital stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a takeover of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of capital stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.

Shareholder Approval

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and the Series A Preferred Stock, voting on an as-converted basis, is required for approval of the proposed Amendment. Thus, the effect of an abstention or specified non-vote is the same as that of a vote against the proposal. If the proposed Amendment is approved by the shareholders, it will become effective upon filing and recording of Articles of Amendment as required by the Pennsylvania Business Corporation Law.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                             FINANCIAL STATEMENTS

     The Company has enclosed its Annual Report to Shareholders for the year ended December 31, 1996 with this Proxy Statement. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                           ANNUAL REPORT ON FORM 10-K

     Upon the written request of any beneficial owner as of May 9, 1997 of the Company's Common Stock or Series A Preferred Stock, the Company will provide, without charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 1996. A list of exhibits to the Annual Report will also be provided, and copies of such exhibits will be furnished upon request and payment of a reasonable fee. Requests should be directed to Anthony R. Verdi, Chief Financial Officer, Provident American Corporation, 2500 DeKalb Pike, P.O. Box 511, Norristown, Pennsylvania 19404-0511.

                             SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at 2500 DeKalb Pike, P.O. Box 511, Norristown, Pennsylvania 19404- 0511, not later than January 1, 1998.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.



                                            By Order of the Board of Directors,

                                            /s/ Michael F. Beausang, Jr.
                                            -----------------------------------
                                            Michael F. Beausang, Jr.
                                            Secretary

Date: May 23, 1997

                                  EXHIBIT "A"
                   1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN

                        PROVIDENT AMERICAN CORPORATION
                   1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN

 1. Purpose of the Plan.

     The purpose of this 1996 Employee Incentive Stock Option Plan ("Plan") is to afford an incentive to key employees of Provident American Corporation ("PAMCO") and its affiliates and subsidiaries (collectively "the Company"), to acquire a proprietary interest in PAMCO and to enable the Company to attract and retain such key employees.

 2. The Stock

     Except as provided in Section 7 hereof, the number of shares of stock which may be optioned and sold under the Plan is 950,000 shares of Common Stock, $.10 par value, of PAMCO (the 950,000 shares or any portion thereof shall hereinafter be referred to as "Shares"). If options granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the granting of options under this Plan. Shares which are the subject of options to purchase may be made available from authorized and unissued stock or from treasury stock.

 3. Eligibility

     An option shall be granted only to a person who at the time of the grant is a key employee of the Company. The term "key employee" shall mean an employee (including officers) who has responsibility for the management, administration, or support of the management or administration of the Company. The Company's Board of Directors (the "Board"), based upon the recommendation of the Committee (defined in Section 8 hereof), shall determine from time to time the key employees to whom options shall be granted, any criteria for such options, the number of Shares subject to each option, the exercise price of the option, such restrictions on exercise as are permitted under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), and the other terms and conditions thereof. An option shall not be granted to any employee who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless such option shall satisfy the special rules set forth in Section 422A(c)(8) of the Code for the grant of an incentive stock option to such a 10-percent shareholder. For purposes of this provision, ownership of stock in the Company shall be determined under Section 425(d) of the Code.

 4. Price

     The price at which Shares may be purchased upon exercise of each option ("option price") shall be fixed by the Board at the time of the grant of such option and shall not be less than 100% of the fair market value of the stock at the time the option is granted. The Board shall, in good faith, determine the fair market value of the stock based upon a reasonable method of valuation adopted by the Board or the Committee, or such other method as may be permitted by the Code, or regulations or rulings promulgated thereunder. In no event shall the option price be less than the par value of the Shares. The Board will use its best efforts to determine the fair market value of the Shares subject to the option, but neither the Board nor the Company will be responsible for the payment of any tax which may be imposed upon the participants, nor will they reimburse participants for their payment of any tax so imposed. Neither the Company, the Boards of Directors, the Committee nor any member thereof makes or shall make any representation or warranty to any participant regarding the consequences or effects of participation in the Plan for federal or state income tax or any other purpose.

     Nothing contained in this Plan or in any option agreement issued hereunder shall impose any liability or responsibility on the Company, the Boards of Directors, the Committee or any member of any of the foregoing to pay or reimburse any participant for the payment of any tax arising out of, or on account of the issuance of, an option or options hereunder to any participant, a participant's exercise of any option issued under this Plan, or a participant's sale, transfer or other disposition of any Shares acquired pursuant to the exercise of an option issued hereunder. Any person receiving an option hereunder shall expressly acknowledge and agree that such participation is voluntary and that the participant will be solely responsible for all taxes to which he or she may be or become subject as a consequence of such participation.

 5. Option Terms

     (a) Subject to the provisions and limitations of this Plan, and subject to applicable securities, tax and other laws and regulations, options may be granted at such time or times and pursuant to such terms and conditions as may be determined by the Board at the recommendation of the Committee during the period this Plan is in effect.

     (b) Each option, which shall become exercisable in accordance with its terms, must be exercised within five (5) years after the date on which it first becomes exercisable. Each option shall further provide that it may not be exercised in full or in part after the expiration of ten (10) years from the date such option is granted. Unless otherwise provided in the stock option agreement issued pursuant hereto and except as set forth below, options which have been granted to an employee will continue to be exercisable only so long as the optionee remains an employee of the Company. Notwithstanding anything to the contrary contained in this Section 5, the Board may, in its sole discretion, accelerate the option exercise period, based upon its evaluation of an optionee's individual performance.

     (c) Any option granted to an employee which, when aggregated with all other incentive stock options granted after December 31, 1986, to such employee by the Company, would result in shares having an aggregate fair market value (determined for each share as of the date of grant of the option covering such share) in excess of $100,000 becoming first available for purchase upon exercise of the option during any calendar year shall be deemed to be a non-statutory stock option and upon the exercise thereof, the gain shall be apportioned accordingly between the gain attributable to the statutory stock options and the non-statutory stock options in the order in which the options were granted.

     (d) Shares to be purchased upon the exercise of any option shall be paid for, in full, in cash, by wire transfer of funds to the Company's account, or by certified check payable to the order of PAMCO. During the three (3) month period immediately prior to the date the right to exercise an option expires only, the shares to be purchased upon the exercise of that option may be purchased with certificates of stock issued by PAMCO, which stock shall be assigned a fair value by the Board in its discretion, and delivered to PAMCO at the time of such exercise (including stock which is part of the option being exercised).

     (e) Each option granted under the Plan shall be evidenced by a stock option agreement between PAMCO and the employee. The Board shall initially make all decisions as to the form of stock option agreement to be entered into with each optionee. All forms of stock option agreement shall contain such provisions, restrictions and conditions as are not inconsistent with this Plan but need not be identical. The provisions of this Plan shall be set forth in full or incorporated by reference in each stock option agreement.

     (f) In the event an optionee becomes permanently and totally disabled, dies, retires or otherwise ceases to be employed by the Company for any reason, including leaves of absence (other than a termination for cause), such optionee, or the executors, administrators, legatees or distributees of the estate of the optionee, shall have the right to exercise any option which became exercisable prior to retirement or cessation of employment but only within a period of three (3) months from the date of cessation of employment (but in any event not later than the termination date of the option), after which time any unexercised portion of all outstanding options shall expire. If the optionee dies during such three-month period, the executors, administrators, legatees or distributees of the optionee's estate shall have the right to exercise such options during the remainder of such period. In the event an option is exercised by the executors, administrators, legatees or distributees of the estate of the optionee, PAMCO shall be under no obligation to issue Shares hereunder unless and until PAMCO is satisfied that the person (or persons) exercising the option is the duly-appointed legal representative of the optionee's estate or the proper legatee or distributee thereof. In no event and under no circumstances may an option be exercised by an employee (or his personal representative) after termination of the optionee's employment for cause.

 6. Non-Transferability

     No option granted hereunder shall be transferable by the optionee other than by will or by the laws of descent and distribution, and options shall be exercisable, during the optionee's lifetime only by such optionee; provided, however, that in the event an optionee shall be subject to a legal disability, his legal representative may exercise an option on his behalf.

 7. Stock Dividends or Recapitalization

     In the event of a stock dividend paid in shares of the class of stock subject to any option outstanding hereunder, or capitalization, reclassification, splitup or combination of shares with respect to said class of stock, the Committee shall make appropriate adjustments to the option price under such option and to the kind and number of shares as to which such option is then exercisable, so that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and in any case an appropriate adjustment shall also be made to the total number and kind of Shares of stock reserved for the future granting of options under this Plan. Any such adjustment made by the Committee pursuant to this Plan shall be binding upon the holders of all unexpired options outstanding hereunder.

 8. Administration of the Plan

     This Plan shall be administered by the Board. An Option Administration Committee ("Committee"), consisting of three (3) or more employees, shall be elected from time to time by a majority of the entire Board of Directors and shall make recommendations periodically to the Board with respect to criteria for key employee participation in the Plan, the extent of employees' participation, and the form and content of the options to be granted. Options shall be granted only by the Board, which shall provide the form and content of the options to be granted, including such provisions, conditions, and such restrictions on exercise as are permitted under Section 422 of the Code, in addition to those included in this Plan, as the Board shall determine to be advisable; provided, however, that no such additional provisions or conditions shall be inconsistent with the provisions of this Plan. The Board or the Committee shall be authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or appropriate for its administration.

 9. Effective Date; Duration of the Plan; Amendments

     The Plan shall become effective upon adoption by the Board. At the next regular meeting of the shareholders of PAMCO, which shall be scheduled and will occur within twelve (12) months following the date of adoption by PAMCO's Board, this Plan will be presented for consideration and approval by the shareholders. If this Plan is not approved by the shareholders, this Plan shall terminate, and all options granted hereunder shall be immediately forfeited. Unless sooner terminated, the Plan shall expire ten (10) years from the date the Plan is adopted by the Board. The Plan may be altered, suspended, discontinued or terminated at any time by the approval of either the Board or the shareholders of PAMCO. Nothing contained herein shall be construed to permit a termination, modification, or amendment adversely affecting the rights of any optionee under an existing option theretofore granted without the consent of such optionee, except due to non-approval of the Plan by the shareholders.

 10. General

     (a) The provisions of this Plan shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     (b) Wherever used herein, the singular shall be deemed to refer to and include the plural, and vice versa, where appropriate. Wherever used herein, the masculine shall be deemed to refer to and include the feminine and the neuter, and vice versa, where appropriate.

     (c) The rights of any participant under the Plan shall not be assignable by the participant and shall not be subject to the rights of creditors, and any attempt to cause such right to be so subjected shall not be recognized, except to such extent as may be required by law.

     (d) PAMCO, upon notice to participants, at any time or from time to time, may amend, modify or terminate any or all of the provisions of the Plan without the consent of any participant. No amendment shall have the effect of modifying any benefit election of any participant in effect at the time of such amendment, unless such amendment is made to comply with federal, state or local laws, statutes or regulations.

     (e) This Plan shall not be deemed to constitute a contract between the Company and any participant or to be a consideration or an inducement for any contract with any participant. Nothing contained in this Plan shall be deemed to give any participant the right to be retained in the service of the Company or to interfere with the right of the Company to terminate any participant's employment at any time, regardless of the effect which such termination shall have upon him as a participant of this Plan.

     (f) This Plan constitutes the entire agreement between the Company and the participant relative to the purchase of PAMCO stock. This Plan is governed by the laws of the Commonwealth of Pennsylvania.

     (g) If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

     IN WITNESS WHEREOF, in order to record the adoption of this Plan, Provident American Corporation has caused its duly authorized officers to affix the corporate name and seal hereto effective as of July 16, 1996.

ATTEST:                                     PROVIDENT AMERICAN CORPORATION

/s/ Michael F. Beausang, Jr.                By: /s/ Alvin H. Clemens

-----------------------------------           ---------------------------------

                                              Alvin H. Clemens, President
Michael F. Beausang, Jr.
                                              and Chief Executive Officer
Secretary
[CORPORATE SEAL]

                                                            Please mark     /X/
                                                             your votes
                                                            as indicated
                                                              in this
                                                              example


The Board of Directors recommends a vote FOR           WITHHELD
Items 1, 2 and 3.                                FOR    BY ALL

Item 1. - ELECTION OF DIRECTORS:                 / /     / /
          Nominees:
          Michael F. Beausang, Jr.
          Alvin H. Clemens
          Valerie C. Clemens
          Harold M. Davis
          John T. Gillin
          Henry G. Hager
          Frederick S. Hammer
          George W. Karr, Jr.
          P. Glenn Moyer

WITHHELD FOR: (Write that nominee's name in the space provided below).

--------------------------------------------------

                                           FOR    AGAINST    ABSTAIN
ITEM 2-APPOINTMENT OF INDEPENDENT          / /      / /        / /
       ACCOUNTANTS

ITEM 3-APPROVAL OF 1996 EMPLOYEE           / /      / /        / /
       INCENTIVE STOCK OPTION PLAN

ITEM 4-APPROVAL OF AMENDMENT TO            / /      / /        / /
       ARTICLES OF INCORPORATION







Signature                      Signature                     Date
         ----------------------          --------------------    --------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                            o FOLD AND DETACH HERE o

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         PROVIDENT AMERICAN CORPORATION

     The undersigned hereby appoints William C. Fay, III and Jimmy R. Potts as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Provident American Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held June 17, 1997 or any adjournment thereof.





       (Continued and to be marked, dated and signed, on the other side.)

                            o FOLD AND DETACH HERE o